Exhibit 99.1

Midwest Holding to Nominate Kevin Sheehan to Board of Directors at 2022 Annual Meeting

Enters into Cooperation Agreement with AMS Advisors LLC

LINCOLN, Neb., April 12, 2022 /PRNewswire/ -- Midwest Holding Inc. (“Midwest”) (NASDAQ: MDWT), today announced that it has entered into a cooperation agreement with AMS Advisors LLC (“AMS”), which currently owns approximately 5.4% of Midwest’s outstanding voting common shares, to nominate Kevin Sheehan as a new independent director for election to the Midwest Board of Directors (the “Board”) at its upcoming annual meeting of stockholders, which is scheduled to be held on June 14, 2022, in addition to two other persons to be nominated by the Company to serve on the Board.

“Midwest is committed to shareholder engagement and strong corporate governance practices, and we look forward to adding additional shareholder representation to our Board,” said Georgette Nicholas, Chief Executive Officer and Director of Midwest. “This is an important time for Midwest, and we are eager to benefit from added perspectives and valuable experience and insights as we continue Midwest’s establishment in the annuity market.”

Sheehan has served as Managing Director of Mellon Stud Ventures, LLC, an investment firm, since 2016. Prior to Mellon Stud Ventures, Sheehan held positions at A&M Capital Opportunities, Berggruen Holdings, Bear Stearns and Merrill Lynch. He is a graduate of Dartmouth College.

Under the terms of the cooperation agreement, AMS and its Managing Member, A. Michael Salem, Midwest’s former co-CEO, have agreed to customary standstill and voting commitments, among other provisions. The full agreement between the parties will be filed with the U.S. Securities and Exchange Commission on a Current Report on Form 8-K. The Company will file its definitive proxy statement in the coming weeks.

About Midwest Holding Inc.

Midwest Holding Inc. (NASDAQ:MDWT) is a technology-enabled life and annuity company. Midwest develops and distributes annuity products with capital provided by these investors who are able to form, capitalize, and manage their own reinsurance capital vehicles utilizing Midwest's infrastructure and expertise. Ultimately, the goal is to build a platform capable of significant long-term earnings power for the company's stakeholders. For more information visit midwestholding.com.

Investor contact: ir@midwestholding.com

Media inquiries: press@midwestholding.com

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this release constitute forward-looking statements. These statements are based on management's expectations, estimates, projections, and assumptions. In some cases, you can identify forward-looking statements by terminology including “could,” “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “intend,” or “continue,” the negative of these terms, or other comparable terminology used in connection with any discussion of future operating results or financial performance. These statements are only predictions and reflect our management's good faith present expectation of future events and are subject to a number of important factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Factors that may cause our actual results to differ materially from those contemplated in such forward-looking statements include among others, the following:

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•	the success of the recent changes in our executive leadership;
•	our business plan, particularly including our reinsurance strategy, may not prove to be successful;
•	our reliance on third-party insurance marketing organizations to market and sell our annuity insurance products through a network of independent agents;
•	failure to maintain adequate reinsurance;
•	difficulties or delays in expanding our insurance operations outside the 22 states and the District of Columbia, in which we are currently licensed;
•	our annuity products may not achieve significant market acceptance;
•	difficulty in obtaining new customers, retain existing customers, or reductions in policies in force by existing customers; and
•	higher service, administrative, or general expense due to the implementation of our business plan.

Readers are cautioned against placing undue reliance on any such forward-looking statements. For details on factors that could affect these expectations, see also the risk factors and other cautionary language included in Midwest's filings with the SEC, which can be obtained online at the website of the U.S. Securities and Exchange Commission at sec.gov or on Midwest's website at midwestholding.com. Except as required by law, Midwest does not undertake to update forward-looking statements contained in this release.

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